UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2016

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)
(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On November 11, 2016, Quest Diagnostics Incorporated (the “Company”) will host an investor meeting (“Investor Day”) at which management will present its views regarding, among other things, the industry and the Company’s strategy and plans to drive shareholder value.   In connection with Investor Day, the Company issued a press release dated November 11, 2016 (the “Press Release”) in which it discussed, among other things, the following:

•	The Company announced expected annual growth in revenues and earnings during the three-year period ending December 31, 2020.

•	The Company reiterated its expectations for 2016 results.

•	The Company plans to expand its retail presence in Safeway stores to more than 50 by the end of 2016, 200 by the end of 2017.

•	The Company’s plan to accelerate growth and drive operational excellence.

•	The Company provided updated information regarding expected 2016 Invigorate savings, and reaffirmed its Invigorate target of $1.3 billion run rate cost savings by the end of 2017.

•	Significant achievements since the Company’s first investor day in 2012.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

At Investor Day, the Company will discuss issues discussed in the Press Release and outline its updated 2-point strategy to Accelerate Growth and Drive Operational Excellence. The Company will explain that the Accelerate Growth strategy is based on a new way of looking at the Company’s portfolio of services, as discussed in the following charts.

General Diagnostics
Routine testing provides steady growth and strong cash
At a glance:
• Approx. $5.5 billion in 2015 revenues
• Basic blood and urine testing; and anatomic pathology
      testing
• Preventative screenings for heart disease, diabetes, HCV, etc.
• Low single digit market growth
• Essential portion of health care delivery

Quest value proposition: • Scale • Operational excellence • Access and convenience

Advanced Diagnostics
Faster growth through innovation model
At a glance:
• Approx. $1.0 billion in 2015 revenues
• Genetic and advanced molecular testing
• An important part of precision medicine
• A growing set of unique, innovation-based competitors
• Mid-to-high single digit growth

Quest value proposition: • Rich clinical, scientific and medical innovation expertise • Quality and reliability of new assays • Ability to manage potential, new regulatory requirements

Diagnostic Services
Faster growth through a range of opportunities
At a glance:
• Approx. $1.0 billion in 2015 revenues
• Employer, Insurer, Wellness, Data Analytics & Extended
     Care Services, and Professional Lab Services (PLS)
• Mid-to-high single digit growth
• Services support population health
• Enables partners to deliver health care more efficiently

Quest value proposition: • Partnerships with industry leaders across healthcare landscape • Extensive diagnostic capability • Large and growing database and analytics expertise

The Company believes that these growth themes are a useful way to see differences among the three different types of services that the Company offers; they are not actual businesses or segments.

At Investor Day, the Company will discuss its organic revenue growth and its revenue growth from acquisitions since 2013:

	2013	2014	2015	2016 (through 3rd Quarter)
Organic revenue (decline) growth	(4.6)%	(1.6)%	0.7%	1.8%
Revenue growth from acquisitions	1.4%	5.6%	1.3%	1.0%

In addition, the Company will discuss its free cash flow since 2013:

	2013	2014	2015	2016 (Estimated)
	(dollars in millions)
Free cash flow	$436	$636	$559	$750

Reconciliations of: reported net revenue growth to equivalent revenue growth; and net cash provided by operating activities to free cash flow are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The Company also will discuss how draw, billing and bad debt costs account for greater than 20% of requisition costs. In addition, the Company will discuss the following information regarding its Invigorate Program:

•	Run rate savings exiting 2014: $752 million.

•	2015 savings: $232 million.

•	Run rate savings exiting 2015: $990 million.

•	Estimated 2016 savings: approximately $200 million.

•	Estimated run rate savings exiting 2016: greater than $1.1 billion.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01.  Other Events

In the Press Release, the Company announced that its Board of Directors had increased its quarterly dividend to $0.45 per share from $0.40 per share, commencing with the dividend payable January 25, 2017 to holders of record of the Company’s common stock on January 10, 2017. This 12.5% increase raises the annual dividend rate to $1.80 per share.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number
99.1	Press release of the Company, dated November 11, 2016.

99.2	Reconciliations of: reported net revenue growth to equivalent revenue growth; and net cash provided by operating activities to free cash flow

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 11, 2016

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.